EXHIBIT 99.1

STEC Announces First Quarter 2008 Results

Company Reports Better Than Expected Results And Is Optimistic About Its Future Business Prospects

SANTA ANA, Calif., May 5, 2008 (PRIME NEWSWIRE) — STEC, Inc. (Nasdaq:STEC), announced today the Company’s financial results for the first quarter ended March 31, 2008.

Revenue for the first quarter of 2008 was $50.7 million, an increase of 7.4% from $47.2 million for the first quarter of 2007, and a decrease of 4.3% from $53.0 million for the fourth quarter of 2007.

Non-GAAP gross profit margin was 34.6% for the first quarter of 2008, compared to 30.7% for the first quarter of 2007, and 31.7% for the fourth quarter of 2007. Non-GAAP diluted earnings per share was $0.07 for the first quarter of 2008, compared to $0.05 for the first quarter of 2007, and $0.07 for the fourth quarter of 2007. GAAP results in the first quarter of 2008 included start-up costs related to the Company’s Malaysia facility, global tax restructuring costs and employee stock compensation expense. GAAP results in the first quarter of 2007 included start-up costs related to the Company’s Malaysia facility, global tax restructuring costs, first-year Sarbanes-Oxley implementation costs and employee stock compensation expense. Non-GAAP results are explained and reconciled to GAAP results in tables included in this release.

GAAP gross profit margin was 32.9% for the first quarter of 2008, compared to 30.6% for the first quarter of 2007, and 30.0% for the fourth quarter of 2007. GAAP diluted earnings per share from continuing operations was $0.04 for the first quarter of 2008, compared to $0.04 for the first quarter of 2007, and $0.03 for the fourth quarter of 2007.

During the first quarter of 2008, the Company repurchased 1,669,208 shares of common stock under its previously announced stock repurchase program at an average price, including commissions, of $7.79. Since the inception of the stock repurchase program in July 2006 through March 31, 2008, the Company has repurchased an aggregate of 2,005,055 shares of common stock at an average price, including commissions, of $7.74 per share.

Business Outlook

Solid State Drive (SSD) Initiatives — Enterprise Storage, Enterprise Servers and Notebooks

Enterprise-Storage market — ZeusIOPS

“Our signature product line is ZeusIOPS, which we believe to be the fastest SSD in the world,” said Manouch Moshayedi, Chairman and CEO of STEC, Inc. “ZeusIOPS SSDs enable high-end Enterprise-Storage systems to realize outstanding performance – sustainable high-throughput measured by Input/Outputs per second (IOPS) — to relieve performance bottlenecks associated with traditional rotating-media disk drives. Revenues for our ZeusIOPS product line were $7.0 million in the first quarter of 2008. We expect sequential growth of ZeusIOPS revenues in the second quarter of 2008. We believe that the market’s adoption of ZeusIOPS is in its infancy. We have accelerated our qualifications with several new, top-tier Enterprise-Storage customers, and we anticipate that these customers will ramp up production by the end of 2008. We expect to achieve our previous ZeusIOPS revenue forecast of $50 million in 2008.”

Notebook and Portables market — Mach8/MLC

Moshayedi continued, “Our Mach8/MLC SSDs represent a breakthrough in that they will reduce the cost per gigabyte of Notebook SSDs by more than 50% compared to SLC-based Notebook SSDs. In addition, our Mach8/MLC SSDs achieve better performance than the SLC-based SSDs currently available in the market. The pace of qualifications of our Mach8/MLC SSDs with several top-tier Notebook customers has accelerated since the beginning of the year. We expect that major notebook OEMs will ramp to sizeable production volumes during the third quarter of 2008.

Enterprise-Server market — Mach8/IOPS

“The Mach8/IOPS SSDs enable our Enterprise-Server customers to achieve high read and write IOPS performance at a very compelling cost. The qualification process for our Mach8/IOPS product line is progressing as planned with several top-tier Enterprise-Server customers. We have several Mach8/IOPS revenue opportunities that we expect to ramp to production late in the fourth quarter of 2008 or early in the first quarter of 2009.

Malaysia Facility

“As forecasted, we moved into our 210,000 square-foot Penang facility in early January of this year. Our new facility has ramped to approximately 20% of our production level and we expect the facility to continue to ramp capacity throughout the year. We expect our investment in this new facility to help reduce average production and administrative costs, improve access to growing markets in Asia and improve supply-chain efficiency. In addition, we expect our Malaysia operations to substantially reduce our long-term effective corporate tax rate in the future. Beginning in the third quarter of 2008, we plan to include the Malaysia facility start up costs in our guidance.

Guidance

“We currently expect second quarter of 2008 revenue to range from $52 million to $54 million with diluted non-GAAP earnings per share to range from $0.07 to $0.08. We are more excited about our future business prospects than at anytime in our 18-year history.”

Conference Call

STEC will hold an open conference call to discuss results for the first quarter of 2008. The call will take place today at 5:30 a.m., Pacific/8:30 a.m., Eastern. The call-in numbers for the conference are 1-800-781-3662 (United States and Canada) and 1-706-643-7710 (International).

Webcast

This call is being webcast. The webcast can be accessed by clicking on the “About STEC” then clicking on the “Investor Relations” tab at www.stec-inc.com. The webcast will be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc. (Nasdaq:STEC)

STEC, Inc. designs, develops, manufactures and markets custom memory solutions based on Flash memory and DRAM technologies. For information about STEC and to subscribe to the Company’s “Email Alert” service, please visit our web site at www.stec-inc.com, click “About STEC,” click “Investor Relations” and then “Email Alert.”

The STEC logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1079

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP financial measures (non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations) that exclude start-up costs related to the Company’s Malaysia facility, global tax restructuring costs, first-year Sarbanes-Oxley implementation costs and employee stock compensation expenses. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of customer audit approvals for the Malaysia facility which would impact the ramp up of production, registration costs for new entities related to our global tax restructuring, unexpected delays in shipping new products developed by our foreign subsidiaries in lower tax jurisdictions than the United States. These items could be materially significant in our GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning: belief that the ZeusIOPS SSD is the fastest SSD in the world, belief that ZeusIOPS revenues will grow sequentially in the second quarter of 2008, belief that the market adoption of ZeusIOPS is in its infancy, anticipation that several new, top-tier Enterprise-Storage customers will ramp up production by the end of 2008, expectation to achieve our previous ZeusIOPS revenue forecast of $50 million in 2008, belief that our Mach8/MLC SSDs represent a breakthrough in reducing the cost per gigabyte of Notebook SSDs by more than 50% compared to SLC-based Notebook SSDs, expectation that major notebook OEMs will ramp to sizeable production volumes during the third quarter of 2008, Mach8/IOPS revenue opportunities, expectation to ramp the Mach8/IOPS product line to production late in the fourth quarter of 2008 or early in the first quarter of 2009, expectation that the Malaysia facility will continue to ramp capacity throughout the year, expected benefits from our investment in the Malaysia facility, revenue and diluted earnings per share guidance for the second quarter of 2008, and belief that the company’s prospects are the best in the company’s 18-year history. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K. Other factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements include the following risks: changes in demand from certain customer segments; the cost of raw materials may fluctuate widely in the future; excess inventory held by our customers may reduce future demand for our products; the invalidation or circumvention of our patents and intellectual property; the unexpected cost of intellectual property litigation, including such litigation diverting the efforts of our technical and management personnel; results of litigation is inherently uncertain; risk that our products could be enjoined by court or that an adverse result in litigation could lead to our obligation to pay significant damages and/or obtain a license; unexpected cancellation or rescheduling of orders by our customers; we may not realize the expected benefits from our operations in Malaysia or from our global tax restructuring; unexpected increases in the cost associated with the operation of our new Malaysia facility; unexpected delays in the qualification process of our products with customers; our growth initiatives may not be successfully implemented; slower than expected expansion of our international business; we may not realize the anticipated benefits from any acquisitions of businesses, technologies, or assets we have acquired or may acquire in the future; excess availability of DRAM or Flash memory could reduce component pricing resulting in lower average selling prices and gross profit; DRAM or Flash memory supply may tighten requiring suppliers to place their customers, including us, on limited component allocation; interruptions or delays at the semiconductor manufacturing facilities that supply components to us; higher than expected operating expenses; new and changing technologies limiting the applications of our products; our inability to become more competitive in new and existing markets, our inability to maintain and increase market share, difficulty competing in sectors characterized by aggressive pricing and low margins; new customer and supplier relationships may not be implemented successfully; higher than anticipated capital equipment expenditures; adverse global economic and geo-political conditions, including acts of terror, business interruption due to earthquakes, hurricanes, pandemics, power outages or other natural disasters; and potential impact of high energy prices and other global events outside of our control which could adversely impact customer confidence and hence reduce demand for our products. The information contained in this press release is a statement of STEC’s present intention, belief or expectation. STEC may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in STEC’s assumptions or otherwise. STEC undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2008	December 31, 2007
ASSETS:
Current Assets:
Cash and cash equivalents	$73,669	$94,326
Accounts receivable, net of allowances of $928 at March 31, 2008 and $944 at December 31, 2007	32,064	34,288
Inventory	39,272	31,556
Deferred income taxes	638	1,241
Other current assets	5,700	2,831
Current assets of discontinued operations	197	197

Total current assets	151,540	164,439

Marketable securities	6,808	—
Leasehold interest in land	2,618	2,662
Property, plant and equipment, net	38,093	35,266
Intangible assets	965	1,060
Goodwill	1,682	1,682
Other long-term assets	1,207	997
Deferred income taxes	3,590	3,578

Total assets	$206,503	$209,684

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Accounts payable	$22,709	$16,638
Accrued and other liabilities	6,701	6,169
Liabilities of discontinued operations	483	483

Total current liabilities	29,893	23,290

Long-term income taxes payable	862	849
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 49,263,429 shares issued and outstanding as of March 31, 2008 and 50,433,672 shares issued and outstanding as of December 31, 2007	49	50
Additional paid-in capital	126,052	137,942
Retained earnings	49,647	47,553

Total shareholders’ equity	175,748	185,545

Total liabilities and shareholders’ equity	$206,503	$209,684

STEC, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended March 31,
	2008	2007
Net revenues	$50,680	$47,204
Cost of revenues	34,026	32,779

Gross profit	16,654	14,425

Sales and marketing	4,441	4,433
General and administrative	5,313	3,833
Research and development	4,308	3,699

Total operating expenses	14,062	11,965
Operating income	2,592	2,460
Interest income	746	761

Income from continuing operations before provision for income taxes	3,338	3,221
Provision for income taxes	1,244	1,168

Income from continuing operations	2,094	2,053
Discontinued operations:
Income (loss) from operations of Consumer Division (including gain on disposal of $7,967)	—	7,723
Provision for income taxes	—	(3,066)

Income from discontinued operations	—	4,657

Net income	$2,094	$6,710

Net income per share:
Basic:
Continuing operations	$0.04	$0.04
Discontinued operations	—	0.10

Total	$0.04	$0.14

Diluted:
Continuing operations	$0.04	$0.04
Discontinued operations	—	0.09

Total	$0.04	$0.13

Shares used in net income per share computation:
Basic	49,991	48,924

Diluted	51,323	51,696

The non-GAAP financial measures included in the following tables are non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP income from continuing operations before provision for income taxes, non-GAAP income from continuing operations and non-GAAP diluted earnings per share from continuing operations, which adjust for the following items: (a) start-up costs related to the Company’s Malaysia facility, (b) global tax restructuring costs, (c) implementation costs related to Sarbanes-Oxley Act Section 404 and (d) employee stock compensation expenses. Management believes these non-GAAP financial measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s core operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core, recurring operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP financial results in calculating non-GAAP financial results, are set forth below:

(a)	The Malaysia facility start-up costs primarily relate to costs associated with our 25,000 square foot interim facility, depreciation on equipment, and operational, sales and marketing, general and administrative and research and development personnel costs. The Company used its interim facility during 2007 to train production employees, obtain facility certifications such as ISO certification, initiate the accounting and information systems and conduct customer audits to better prepare for the opening of the Company’s 210,000 square foot facility. The Company expects to attain meaningful production volume from its full-scale production facility by mid 2008. As the interim and full-scale production facilities are not expected to contribute meaningfully to operations until the third quarter of 2008, management believes excluding such items from the Company’s operations provides investors with a means of evaluating the Company’s current operations. Beginning in the third quarter of 2008 the company will no longer treat its Malaysia facility costs as a non-GAAP item.

(b)	The global tax restructuring costs relate primarily to tax consulting, legal fees and filing fees associated with establishing various corporate entities throughout the world, and establishing cost-sharing and transfer pricing agreements among the worldwide entities. The global tax restructuring project is expected to be completed in the second quarter of 2008 and will no longer be a non-GAAP item after the second quarter of 2008.

(c)	First-year Sarbanes-Oxley costs relate to accounting and consulting fees related to the Company’s preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2007 and the incremental amount of the first-year audit costs upon the Company first becoming subject to Sarbanes-Oxley Act Section 404 in 2007 over the expected Sarbanes-Oxley audits cost in subsequent years. Beginning in the first quarter of 2008, the company no longer treats Sarbanes-Oxley costs as a non-GAAP item.

(d)	Employee stock compensation expenses in connection with SFAS 123R have been excluded as management omits these expenses when evaluating its core operating activities, for strategic decision making, forecasting future results and evaluating current performance.

STEC, INC.

Schedule Reconciling Non-GAAP Income From Continuing Operations to GAAP Income From Continuing Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Net income from continuing operations	$2,094	$2,053

The non-GAAP amounts have been adjusted to exclude the following items:
Excluded from cost of sales:
Malaysia facility start-up costs (a)	$897	$76
Employee stock compensation (d)	5	—

	$902	76
Excluded from operating expenses
Malaysia facility start-up costs (a)	$998	$432
Global tax structuring costs (b)	401	79
First-year Sarbanes-Oxley implementation costs (c)	—	44
Employee stock compensation (d)	326	240

	2,627	871
Income tax effect on non-GAAP adjustments	991	329

Net effect of adjustments to GAAP net income	1,636	542

Non-GAAP income from continuing operations	$3,730	$2,595

(a) - (d) See corresponding footnotes above.

STEC, INC.

Schedule Reconciling Reported Financial Ratios

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2008	2007
GAAP gross margin	32.9%	30.6%
Effect of reconciling item on gross margin	1.7%	0.1%

Non-GAAP gross margin	34.6%	30.7%

STEC, INC.

Selected Non-GAAP Financial Information

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2008	2007
GAAP gross margin	$16,654	$14,425
Malaysia facility start-up costs (a)	897	76
Employee stock compensation (d)	5	—

Non-GAAP gross margin	$17,556	$14,501

GAAP operating expenses	$14,062	$11,965
Malaysia facility start-up costs (a)	(998)	(432)
Global tax structuring costs (b)	(401)	(79)
First-year Sarbanes-Oxley costs (c)	—	(44)
Employee stock compensation (d)	(326)	(240)

Non-GAAP operating expenses	$12,337	$11,170

GAAP operating income	$2,592	$2,460
Malaysia facility start-up costs (a)	1,895	508
Global tax structuring costs (b)	401	79
First-year Sarbanes-Oxley implementation costs (c)	—	44
Employee stock compensation (d)	331	240

Non-GAAP operating income	$5,219	$3,331

GAAP income from continuing operations before provision for income taxes	$3,338	$3,221
Malaysia facility start-up costs (a)	1,895	508
Global tax structuring costs (b)	401	79
First-year Sarbanes-Oxley implementation costs (c)	—	44
Employee stock compensation (d)	331	240

Non-GAAP income from continuing operations before provision for income taxes	$5,965	$4,092

GAAP income from continuing operations	$2,094	$2,053
Malaysia facility start-up costs (a)	1,895	508
Global tax structuring costs (b)	401	79
First-year Sarbanes-Oxley implementation costs (c)	—	44
Employee stock compensation (d)	331	240
Income tax effect on non-GAAP adjustments	(991)	(329)

Non-GAAP income from continuing operations	$3,730	$2,595

GAAP diluted earnings per share from continuing operations	$0.04	$0.04
Impact of non-GAAP adjustments on diluted earnings per share	$0.03	$0.01

Non-GAAP diluted earnings per share from continuing operations	$0.07	$0.05

(a) - (d) Refer to the corresponding footnotes above.

CONTACT:

STEC, Inc.

Media Contact:

Elaine Marshall, Press and Media Relations

(949) 466-6303

emarshall@stec-inc.com

Investors and Financial Media Contact:

Mitch Gellman, Vice President of Investor Relations

(949) 260-8328

ir@stec-inc.com